Exhibit 99.1

CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Bruce Brooks, Interface, Inc.
(404) 543-3530, bruce.brooks@interface.com

FOR IMMEDIATE RELEASE

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS
-- Gross Margin Expanded 150 Basis Points to Record 39.9% --
-- $0.32 Earnings Per Share --

ATLANTA, Georgia, July 27, 2016 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the second quarter ended July 3, 2016.

"Our business regained some momentum in the second quarter following a slow start to the year, and our margins continued to climb," said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company.  "For the sixth quarter in a row, we posted a triple digit year over year increase in gross margin, which was up 150 basis points to a quarterly record 39.9%.  The improvement in gross margin offset nearly all of the 6% decline in revenue, and we kept SG&A expenses in check while continuing to invest in growth platforms such as market development and new product introductions.  These dynamics drove our earnings per share to $0.32, just a penny shy of the quarterly record of $0.33 in the second quarter last year."

SECOND QUARTER 2016 FINANCIAL SUMMARY & HIGHLIGHTS

Sales:  Sales in the 2016 second quarter were $248.2 million, down 5.9% versus $263.6 million in the prior year period.
·
Second quarter sales in our Americas business declined 6.0% compared with its all-time record high in the prior year period, with similar decreases in both the corporate office and non-office segments, although the hospitality sector was up 27%.  Sales in the Company's core U.S. modular carpet business were up 1% in the quarter, but this was more than offset by a decline in its InterfaceServices business due to large retail projects that were delayed until the second half of the year, coupled with soft business conditions in Canada and Brazil as a result of the weakened oil and gas sector.

·
In local currency, sales in our Europe business were down 9.3%, as performance was hampered by a confluence of geopolitical and economic developments, including uncertainty during the run-up to the Brexit vote, terrorist activities and the refugee crisis.  The U.K. accounted for most of the decline, with pockets of modest growth in Central and Eastern Europe.

·	Sales in our Asia-Pacific region in the second quarter of 2016 were down 2.4% compared with the prior year period, with a 5% gain in Asia more than offset by declines in Australia.

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS

Operating Income:  Second quarter 2016 operating income was $31.8 million, or 12.8% of sales, compared with $33.2 million, or 12.6% of sales, in the second quarter last year.  Gross profit margin was 39.9% in the second quarter of 2016, up 150 basis points compared with 38.4% in the prior year period.  SG&A expenses were $67.3 million, or 27.1% of sales, in the second quarter of 2016, versus $68.0 million, or 25.8% of sales, in the second quarter of 2015.  The year over year SG&A percentage increase was due to the softer sales figure, as these expenses in absolute dollars dropped $0.7 million over the same period notwithstanding enhanced initiatives in the areas of market expansion and new product introduction.

Net Income:  Net income during the second quarter of 2016 was down slightly to $20.7 million, or $0.32 per share, compared with net income of $21.7 million, or $0.33 per share, in the record second quarter last year.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, "The second quarter was a continuation of the dynamics we've been seeing over the past few quarters, with softer sales offset by substantial improvements in gross margin driven by higher selling prices, lower input costs, better material usage and improved production efficiencies from our lean manufacturing processes.  We managed working capital well during the period, drawing down inventory levels with scaled back production, and we generated substantial cash from operating activities which allowed us to continue repaying debt and buying back stock.  With gross margins lining up toward our near term target of 40%, we can now focus even more attention on growing the top line."

YEAR TO DATE 2016 FINANCIAL RESULTS

Sales:  For the first six months of 2016, sales were $470.8 million, down 5.9% compared with $500.5 million in the first six months last year.  On a currency neutral basis, sales in the first half of 2016 were $475.1 million, down 5.1% compared with the first half of 2015.

Operating Income:  Operating income for the 2016 six-month period was $52.8 million, or 11.2% of sales, versus $54.6 million, or 10.9% of sales, in the first six months of 2015.  In the first six months of 2016, currency fluctuations had a negative impact of $0.3 million on operating income.

Net Income:  The Company reported net income of $33.6 million, or $0.51 per share, for the first six months of 2016.  This compares with net income of $34.0 million, or $0.51 per share, in the first six months of 2015.

Mr. Hendrix concluded, "Considering the slow order intake we experienced in the first quarter, I'm fairly pleased with where revenues ended up in the second quarter.  I also couldn't be happier with our progress on gross margin, with each of our three operating regions posting substantial year over year gains.  Due to the softer top line, SG&A expenses remain somewhat elevated as a percentage of sales, but the percentage increase represents the type of spending that we expect to yield future benefits in the form of higher sales.  Our core U.S. modular business is healthy, and our Asia-Pacific business is exceeding expectations this year.  I believe our biggest uncertainty lies in Europe, where the Brexit vote and recent terrorist activities are disrupting business conditions and impacting foreign currency values.  Nevertheless, the second half of the year is typically better for us than the first half, and we expect that to be the case this year as sales and earnings continue to improve."

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, July 28, 2016, at 9:00 a.m. Eastern Time, to discuss its second quarter 2016 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
http://edge.media-server.com/m/p/hc9n9ipa/lan/en or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world's largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2016, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings," "We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do," "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely," "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations," "Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the possibility of the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition," "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers," "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us," "The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations," "We have a significant amount of indebtedness, which could have important negative consequences to us," "The market price of our common stock has been volatile and the value of your investment may decline," "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets," "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events," and "Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock."  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

– TABLES FOLLOW –

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	7/3/16	7/5/15	7/3/16	7/5/15

Net Sales	$248,207	$263,637	$470,761	$500,541
Cost of Sales	149,081	162,385	285,003	313,857
Gross Profit	99,126	101,252	185,758	186,684
Selling, General & Administrative Expenses	67,328	68,033	132,933	132,065
Operating Income	31,798	33,219	52,825	54,619
Interest Expense	1,590	1,790	3,109	3,678
Other Expense (Income)	(116)	(446)	333	826
Income Before Taxes	30,324	31,875	49,383	50,115
Income Tax Expense	9,667	10,153	15,832	16,071
NET INCOME	$20,657	$21,722	$33,551	$34,044

Earnings Per Share – Basic	$0.32	$0.33	$0.51	$0.51

Earnings Per Share – Diluted	$0.32	$0.33	$0.51	$0.51

Common Shares Outstanding – Basic	65,367	65,995	65,526	66,208
Common Shares Outstanding – Diluted	65,405	66,044	65,564	66,253

Orders from Continuing Operations	$258,700	$272,600	$480,600	$529,500

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	7/3/16	1/3/16
Assets
Cash	$88,364	$75,696
Accounts Receivable	128,479	130,322
Inventory	168,738	161,174
Other Current Assets	30,911	31,216
Total Current Assets	416,492	398,408
Property, Plant & Equipment	210,818	211,489
Other Assets	137,809	146,652
Total Assets	$765,119	$756,549

Liabilities
Accounts Payable	$45,174	52,834
Accrued Liabilities	79,501	88,933
Current Portion of Long-Term Debt	13,750	11,250
Total Current Liabilities	138,425	153,017
Long-Term Debt	210,577	202,281
Other Long-Term Liabilities	54,977	58,885
Total Liabilities	403,979	414,183
Shareholders' Equity	361,140	342,366
Total Liabilities and Shareholders' Equity	$765,119	$756,549

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Six Months Ended
(In millions)	7/3/16		7/5/15		7/3/16		7/5/15

Net Income		$20.7		$21.7		$33.6		$34.0
Depreciation and Amortization		7.5		7.8		15.0		15.5
Stock Compensation Amortization		1.0		4.6		2.3		9.1
Deferred Income Taxes and Other Non-Cash Items		2.5		4.9		4.5		9.3
Change in Working Capital
Accounts Receivable	(11.5)		(14.7)		1.7		15.2
Inventories	3.2		(4.8)		(6.2)		(27.1)
Prepaids and Other Current Assets	(0.5)		2.7		(0.6)		(2.3)
Accounts Payable and Accrued Expenses	11.3		6.5		(20.4)		(2.8)
Cash Provided from Operating Activities		34.2		28.7		29.9		50.9
Cash Used in Investing Activities		(6.5)		(8.1)		(11.2)		(12.6)
Cash Used in Financing Activities		(21.1)		(8.1)		(6.8)		(18.5)
Effect of Exchange Rate Changes on Cash		(1.5)		0.2		0.7		(2.9)
Net Increase (Decrease) in Cash		$5.1		$12.7		$12.6		$16.9

INTERFACE REPORTS SECOND QUARTER 2016 RESULTS

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Six Months Ended 7/3/16
Net Sales with Foreign Currency Held Neutral	$475.1
Impact of changes in foreign currency	(4.3)
Net Sales As Reported	$470.8

Six Months Ended 7/3/16
Operating Income with Foreign Currency Held Neutral	$53.1
Impact of changes in foreign currency	(0.3)
Operating Income As Reported	$52.8

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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